                                                                   EXHIBIT 99.7A


                              REINSURANCE AGREEMENT

                              EFFECTIVE MAY 1, 2000

                                     BETWEEN

                       FARM BUREAU LIFE INSURANCE COMPANY
                             5400 University Avenue
                        WEST DES MOINES, IOWA 50266-5997
                 (Referred to in this Agreement as the Company)

                                       AND

                  HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
                        800 N. Magnolia Ave., Suite 1400
                             ORLANDO, FLORIDA 32803
                (Referred to in this Agreement as the Reinsurer)


                                                                 FACULTATIVE YRT
June 1, 2000                                                          HA-FBLI-02

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                                TABLE OF CONTENTS

                   Agreement

Article I          Facultative Reinsurance

Article II         Liability

Article III        Plan and Amount of Reinsurance

Article IV         Reinsurance Premiums

Article V          Claims

Article VI         Procedures to Effect Facultative Reinsurance

Article VII        General Provisions

Article VIII       Recapture

Article IX         Arbitration

Article X          Treasury Regulation Section 1.848-2(g)(8) Joint Election

Article XI         Duration of Agreement

Article XII        Execution


Schedule A         Retention and Reinsurance Limits

Schedule B         Reinsurance Forms

Schedule C         Commissions and Allowances

Schedule D         Reinsurance Premium Rates

                                    AGREEMENT

1) Mutual Agreement. The Company and the Reinsurer mutually agree to reinsure in accordance with the terms and conditions set forth hereinafter. This Agreement is solely between the Company and the Reinsurer, and performance of the obligations of each party under this Agreement shall be rendered solely to the other party. In no instance shall anyone other than the Company or the Reinsurer have any rights under this Agreement.

2) Entire Agreement. This Agreement, Amendments, and Addenda shall constitute the entire agreement between the parties with respect to business reinsured hereunder. There are no understandings between the parties other than as expressed in this Agreement and any future change or modification of this Agreement, shall be null and void unless made by Amendment to the Agreement and signed by both parties.

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                                    ARTICLE I

                             FACULTATIVE REINSURANCE

The Company may submit at its own option any risk under policies written by the Company for consideration by the Reinsurer. The reinsurance will be on the cost basis determined by the attached schedules.


                                                             ...END OF ARTICLE I

                                   ARTICLE II

                                    LIABILITY

The liability of the Reinsurer on any facultative reinsurance under this Agreement begins at the same time as that of the Company, subject to the Reinsurer's having given the Company an unconditional offer on the application for reinsurance, and the Company's having notified the Reinsurer of its acceptance within ninety (90) days of the offer. The liability of the Reinsurer will continue in accordance with the terms and conditions of this Agreement, and will end at the same time as that of the Company.


                                                            ...END OF ARTICLE II

                                   ARTICLE III

                         PLAN AND AMOUNT OF REINSURANCE

1) Life Reinsurance shall be on the Yearly Renewable Term plan. The Reinsurer's net amount at risk for the first policy year shall be the original amount ceded by the Company. In subsequent years, the Reinsurer's net amount at risk shall be calculated in the following manner:

     The net amount at risk will be a level amount for the level term policies and riders, and will be decreased on an amortized basis for decreasing term policies and riders. For other plans, the net amount at risk will be the difference between the face amount of reinsurance and the terminal reserve thereon, in accordance with the reserve tables of the Company.

2) Disability Waiver of Premium and Payor benefits, if included in this Agreement, shall be on a coinsured basis in accordance with the benefit form issued by the Company. The Reinsurer's amount at risk shall be in proportion to the net amount at risk on the life reinsurance.

3) Accidental Death Benefits, if included in this Agreement, shall be on a Yearly Renewable Term basis. The Reinsurer's amount at risk shall be the amount ceded by the Company.

4) Reductions and terminations of the Company's policies, riders or benefits shall reduce or terminate the reinsurance thereon in a corresponding amount as of the same date. If reinsurance applies to more than one policy, the reduction or termination will be on a per-life, first-in-first-out basis, whereby the Company will maintain the same retention in effect prior to the decrease in reinsurance. If reinsurance is in effect with more than one reinsurer, the reduction in the Reinsurer's amount will be in proportion to the reduction in the amounts originally ceded to each reinsurer.

5) Reinstatement by the Company under its regular rules, of policies, riders or benefits which were reduced, terminated or lapsed, shall automatically reinstate the reinsurance thereon for the amount that would have been in force if the insurance had not been reduced, terminated or lapsed.

6) The Nonforfeiture benefit of Reduced Paid-Up will be treated as a reduction in coverage, with a corresponding reduction in the reinsurance as described above. The reinsurance amount applicable to extended term will be on a basis proportionate to the reinsurance risk before the option was effected. The cash surrender of a Company's policy will terminate the reinsurance thereon.

7) Minimum amounts of reinsurance which may be ceded under this Agreement are stated in the attached Schedule A.

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8)   Term Conversions. If any policy reinsured under this Agreement is converted, the Company will cede and the Reinsurer will accept automatically such conversions to permanent plans of insurance. The eligible life insurance amount will be the excess of the converted amount over the amount retained by the Company at the time of term policy issuance. If the conversion results in an increase of risk, the amount of increase will be subject to evidence of insurability. The life reinsurance converted will be on the Yearly Renewable Term Plan in accordance with the rates specified in the attached Schedule D on a point-in-scale basis (using the original issue age and duration from the original issue).


                                                           ...END OF ARTICLE III

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                                   ARTICLE IV

                              REINSURANCE PREMIUMS

1) Life Reinsurance. The annual premiums for standard and substandard life reinsurance shall be computed in accordance with the Yearly Renewable Term rates contained in the attached Schedule D. Substandard premiums are calculated at 25%, per table, of the standard rate. If a flat extra premium is charged, an amount will be payable to the Reinsurer, based upon an equivalent table rating.

     The Reinsurer anticipates that those premium rates will be continued indefinitely for all business ceded using these rate schedules; however, because of the technical questions in some states regarding deficiency reserve requirements, for those premiums less than those which are based on the 1980 CSO Table at 4 1/2% Interest, only the latter premiums shall be guaranteed for renewal by the Reinsurer.

2) Disability Waiver of Premium and Payor Benefits. Annual premiums for these benefits, if included in this Agreement, will be paid at the same rate as the Company charges for the benefit, less allowances for commissions as shown in Schedule C.

3) Accidental Death Benefit. Annual premiums for this benefit, if included in this Agreement, will be computed at the rates shown in Schedule D.

4) Associated Riders. Premiums for term life riders will be computed in the same manner, and at the same rate, as the base life policy. If any other types of riders are reinsured under this Agreement, premiums and allowances will be included in Schedules C and D.

5) Preliminary Term Insurance. If the Company issues a policy with preliminary term, the reinsurance premiums for the term period will be at the same rate as charged by the Company, less commissions at the same percentage as paid by the Company, for the life reinsurance and all reinsured benefits. For the first policy year after the preliminary term, premiums and allowances for the life reinsurance and benefits will be computed at regular first policy year rates.

6) Payments. The payment of reinsurance premiums, annually in advance, by the Company to the Reinsurer, shall be a condition precedent to the liability of the Reinsurer. The Reinsurer shall have the right to terminate the reinsurance on risks for which reinsurance premiums are in default by giving thirty (30) days' written notice of termination to the Company. At the close of the last day of this thirty-day notice period, all of the reinsurer's liability for risks subject to the termination notice, plus for the risk on which premiums went into default during the thirty-day notice period, shall terminate. Notwithstanding termination or reinsurance as provided by this provision, the Company shall continue to be liable to the Reinsurer for all unpaid premiums earned by the Reinsurer under this Agreement. The Company may reinstate such terminated

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reinsurance by paying in full, within sixty (60) days of the termination date, all unpaid premiums for the reinsurance which was in force prior to its termination. The effective date of reinstatement shall be the day the Reinsurer received all required premiums. However, there shall be no reinstatement on any risk on which the Company incurred a claim for Insurance after the reinsurance terminated.

7)   Procedure for Payment.

     a) First Year and Renewal Business. On or before the twentieth (20th) day after the close of each month, the Reinsurer will submit to the Company a statement of account, substantially in accordance with Schedule B, showing the premium due on new reinsurance effected in the preceding month(s), the annual renewal reinsurance premium due, and any other pertinent data mutually agreed upon by the parties hereto. If a statement shows that a new reinsurance premium balance is payable to the Reinsurer, the Reinsurer will include with the statement its payment for the amount of the net balance due the Reinsurer.

     b) Adjustments. If any change is made in the Company's policy that affects the reinsurance, the Company will provide written notice, on a form mutually agreed upon, to the Reinsurer. If an adjustment to the premium is to be made, and a refund is due the Company, it will be included as an adjustment to the regular monthly statement prepared by the Reinsurer. Policy fees are not pro-rated or refunded on termination.

8) Electronic Data Transmission. If the Company chooses to report its reinsurance transactions via electronic media, the Company shall consult with the Reinsurer to determine the appropriate reporting format. Should the Company subsequently desire to make changes in the data format or the code structure, the Company shall communicate such changes to the Reinsurer prior to the use of such changes in reports to the Reinsurer.

9) Adjustment of Age or Sex. If the insured's age or sex was misstated, the Company and the Reinsurer will share the adjustment in proportion to the amount of liability of each at the time of Issue.


                                                            ...END OF ARTICLE IV

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                                    ARTICLE V

                                     CLAIMS

1) Notice. The Company will notify the Reinsurer after receipt of any information on a claim where reinsurance is involved. The reinsurance claim forms and copies of notification, claim papers, and proofs will be furnished to the Reinsurer as soon as possible.

2) Authorization for Payment. The Reinsurer will accept the decision of the Company on payment of a claim on which reinsurance is in force except as noted in 4) below.

3) Payment. For Life and Accidental Death benefit claims, the Reinsurer will pay its share in a lump sum, without regard to the form of settlement of the Company. For waiver of premium disability claims, the Reinsurer will pay its share of each gross premium waived by the Company. The Reinsurer will not be liable for any part of any compensatory or punitive damages assessed against the Company based on its misconduct, alleged or otherwise, in the handling of claims or in any of its other dealings with its cedent companies.

4) Contested Claims. The Company will promptly advise the Reinsurer of its intention to contest, compromise or litigate a claim involving reinsurance. The Reinsurer will pay its proportional share of the unusual expense of the contest, in addition to its proportional share of the claim itself, or it may choose not to participate in the contest. If the Reinsurer so chooses, it will discharge all of its liabilities by payment of the full amount of reinsurance to the Company.

     When a death occurs within the contestable period and the amount of reinsurance ceded to the Reinsurer is 50% of the amount issued by the Company or greater, or if the Company retained less than, or none of, its usual retention on the basic plan or supplementary benefits and riders, than all papers that have been furnished to the Company in connection with the claim, shall be submitted to the Reinsurer for recommendation, before the Company admits liability or makes any settlement with its claimant. The Reinsurer will review all the claim papers and make a recommendation within 5 working days after receipt of all necessary papers.

5) Assistance and Advice. At the request of the Company, the Reinsurer will assist and advise the Company in its determination of liability on any claim.

6) Age or Sex Adjustment. If the Insured's age or sex was misstated and the amount of insurance on the Company's policies is adjusted after his death, the Company and the Reinsurer will share the adjustment in proportion to the amount of liability of each at the time of issue of the policies. Premiums will be recalculated for the correct ages and amounts but according to the proportion as above, and adjusted without interest. If the insured is still alive, the method above will be used for past years and the amount of reinsurance and premium adjusted for the future to the amount that would have been correct at issue.

7) There shall be no refund of any unearned premium for the unexpired portion of the policy year in which death occurs unless the Company is required to refund premium, or is not being paid a premium, for such period, in which case the Reinsurer shall allow the Company a refund of that portion of the reinsurance premium paid which corresponds either to the unearned reinsurance premium that the Company is obligated to refund, or to the period for which the Company will not be paid any premium.


                                                             ...END OF ARTICLE V

                                   ARTICLE VI

                  PROCEDURES TO EFFECT FACULTATIVE REINSURANCE

1) Facultative Reinsurance. When the Company desires facultative reinsurance, it will send to the Reinsurer any and all information it has about the risk, including specifically, but not limited to, copies of the application, medical examiners' reports, attending physicians' statements, inspection reports, and other papers bearing on the insurability of the risk. Upon receipt of the application, the Reinsurer will analyze the risk promptly, and as soon as possible, notify the Company of its decision, and its classification of the risk.

2) Facultative Acceptance. The Company will notify the Reinsurer in writing of its acceptance of the unconditional offer by the Reinsurer within ninety
     (90) days of said offer. When the policy has been paid for and delivered, the Company will report the facultative business. Once a risk is submitted on a facultative basis, any additional applications must also be submitted facultatively, unless the Reinsurer gives the Company written permission to submit such subsequent applications on an automatic basis.


                                                            ...END OF ARTICLE VI

                                   ARTICLE VII

                               GENERAL PROVISIONS

1) Company Forms and Rates. The Company will furnish the Reinsurer with a copy of its application forms, policy and rider forms, premium and nonforfeiture values, reserve tables, and any other forms or tables needed for proper handling of reinsurance under this contract. It will advise the Reinsurer of any changes or new forms it may adopt.

2) Reinsurance Conditions. The reinsurance is subject to the same limitations and conditions as the insurance under the policy or policies written by the Company on which reinsurance is based.

3) Errors and Omissions. It is understood and agreed that if non-payment of premiums within the time specified, or failure to comply with any terms of this contract is shown to be unintentional, is the result of misunderstanding or oversight on the part of either the Company or the Reinsurer, both the Company and the Reinsurer shall be restored to the positions they would have occupied had no such error or oversight occurred.

4) Inspection. The Reinsurer may inspect, at the Home Office of the company and at any reasonable time, the original papers and any other books or documents relating to or affecting reinsurance under this Reinsurance Agreement.

5)   Premium Taxes. Premium taxes will not be reimbursed by the Reinsurer.

6) Insolvency. All reinsurance recoveries under this Agreement will be paid by the Reinsurer directly to the Company, its liquidator, receiver, or statutory successor, on the basis of the liability of the Company under the policy or policies reinsured without diminution because of the insolvency of the Company. In the event of the insolvency of the Company, the liquidator, receiver, or statutory successor of the Company will give written notice of a pending claim against the Company on any policy reinsured, within a reasonable time after the claim is filed in the insolvency proceedings. While the claim is pending, the Reinsurer will investigate and interpose, at its own expense, in the proceedings where the claim is to be adjudicated, any defenses which it may deem available to the Company or its liquidator, receiver, or statutory successor.

     The expense incurred by the Reinsurer will be charged, subject to court approval, against the Company as a liquidation expense to the extent a proportionate share of the benefit accrues to the Company as a result of the defenses by the Reinsurer. Where two or more reinsurers are involved, and a majority in interest elect to defend a claim, the expense will be apportioned in accordance with the terms of the Reinsurance Agreement, as if the expense had been incurred by the Company.

7) Insolvency of the Reinsurer. Notwithstanding any provision to the contrary contained herein, in the event of the insolvency, dissolution or liquidation of the Reinsurer, the Company shall have the option to terminate this Agreement as it pertains to both new business and inforce reinsurance. To exercise this option, the Company must give the Reinsurer twenty days written notice and must pay the Reinsurer a mutually agreed upon cancellation fee representing the present value of the future profits the Reinsurer might have reasonably expected to emerge from the inforce reinsurance. Should the Company and the Reinsurer not be able to agree upon an equitable cancellation fee within forty five days of the receipt by the Reinsurer of the notice of cancellation, the determination of the fee shall be assigned to a third party acceptable to both the Company and the Reinsurer.

8) Offset Provision. Any debits or credits, matured or unmatured, liquidated or unliquidated, in favor of or against either the Company or the Reinsurer, with respect to this agreement or with respect to any other claim of one party against the other, are deemed mutual debits or credits, as the case may be, and may be set off, and only the balance may be allowed or paid. It is agreed that claims will not be offset until the claim procedures outlined in ARTICLE V - CLAIMS have been followed.

9) Severability. In the event that any of the provisions herein contained shall be declared or adjudicated invalid or unenforceable, such declaration or adjudication shall in no manner affect or impair the validity or the enforceability of the other and remaining provisions which shall remain in full force and effect as though such invalid or unenforceable provisions or clauses had not been herein included or made a part of the Agreement.


                                                           ...END OF ARTICLE VII

                                  ARTICLE VIII

                                    RECAPTURE

1) Recapture. If the Company increases its limits of retention, then the Company may make a corresponding reduction in the reinsurance in force under this Agreement, on all insureds where the Company maintained its maximum limit of retention at time of issue. However, no reinsurance shall be reduced under this provision prior to the policy anniversary specified in Schedule A, and no reinsurance shall be recaptured where the Company retained less than its maximum retention in effect at the time the policy was issued.

2) Method of Recapture. If the Company elects to recapture, it will notify the Reinsurer in writing ninety (90) days prior to the effective date of its increase in retention. At the next policy anniversary date following the anniversary specified in Schedule A, the reinsurance will be reduced to increase the total retained by the Company to its new maximum. If the reinsurance on any policy for any insured is reduced under this provision, all reinsurance eligible for such reduction must be reduced. If two or more reinsurers have reinsurance eligible for recapture on the same insured, the Reinsurer's share of the reduction will be in proportion to its share of the total reinsurance on the insured.


                                                          ...END OF ARTICLE VIII

                                   ARTICLE IX

                                   ARBITRATION

1) Agreement. All differences between the Company and the Reinsurer on which an agreement cannot be reached, will be decided by arbitration. The arbitrators will determine the interpretation of the Agreement in accordance with usual business and reinsurance practices, rather than by strict technicalities.

2) Method. Three arbitrators will decide any differences. They must be officers of life insurance companies, or reinsurance companies, employed by other than the two parties to the Agreement, or have been previously so employed in such a capacity in an insurance or reinsurance company. In no event may an employee - past or present - of either party or its affiliates serve as an arbitrator.

     Each party will choose one member of the arbitration panel and, once selected, these two members will choose the third member. If the two arbitration panel members chosen fail to agree on the selection of the third member of the panel, the choice will be left to the American Arbitration Association.

     Each company will submit its case in writing to the arbitration panel within one month of the date the panel is finally established, and the parties to the Agreement are required to make their arbitrator nominee known to the other party within 30 days of the announced dispute.

     It shall be the function of the arbitration panel to determine settlement of the differences between the parties based on the evidence presented, their experience and knowledge of the subject matter, and on the basis of usual and customary practice, rather than to act solely on the basis of evidence as would be admissible in a court of law. The majority decision of the panel will be deemed to be the decision of the panel. The Reinsurer and the Company agree to accept the interpretation of the panel as binding upon both parties to the Agreement.

     The costs of arbitration will be shared equally by the parties to the Agreement, unless the arbitrators decide otherwise.

     The arbitration will be held at the times and places agreed upon by the arbitrators.


                                                            ...END OF ARTICLE IX

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                                    ARTICLE X

            TREASURY REGULATION SECTION 1.848-2(g)(8) JOINT ELECTION

The Company and the Reinsurer hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for the taxable year ended December 31, 2000 and for all subsequent taxable years for which this Agreement remains in effect unless such election is terminated by mutual written agreement of the parties hereto with the consent, if required, of the Commissioner of the Internal Revenue Service.

1) The term "party" will refer to either the Company or the Reinsurer as appropriate.

2) The terms used in this Article are defined by reference to Treasury Regulation Section 1.848-2 in effect as of December 29, 1992. The term "net consideration" will refer to either net consideration as defined in Treasury Regulation Section 1.848-2(f) or, "gross premium and other consideration" as defined in Treasury Regulation Section 1.848-3(b) as appropriate.

3) Both parties agree to identify this Agreement as one for which the joint election under Treasury Regulation Section 1.848-2(g)(8) has been made in a schedule attached to their respective federal income tax returns for the taxable period ended December 31, 2000.

4) The party with the positive net consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

5) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

6) The Company will submit a schedule to the Reinsurer by May of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Company stating that the Company will report such net consideration in its tax return for the preceding calendar year.

7) The Reinsurer may contest such calculation by providing an alternative calculation to the Company in writing within 30 days of the Reinsurer's receipt of the Company's calculation. If the Reinsurer does not so notify the Company, the Reinsurer will report the net consideration as determined by the Company in the Reinsurer's tax return for the previous year.

8) If the Reinsurer contests the Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits its alternative calculation. If the Company and the Reinsurer reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.


                                                             ...END OF ARTICLE X

                                   ARTICLE XI

                              DURATION OF AGREEMENT

This Agreement is unlimited in duration, but may be amended by mutual consent of the Company and the Reinsurer. It may be terminated as to new reinsurance by either party, by giving ninety (90) days' written notice to the other, prior to the effective date of termination. Termination as to new reinsurance does not affect existing reinsurance. Existing reinsurance will remain in force until termination of the Company's policies on which the reinsurance is based, in accordance with the terms of this Agreement.


                                                            ...END OF ARTICLE XI

                                   ARTICLE XII

                                    EXECUTION

In witness of the above, this Agreement is signed in duplicate at the dates and places indicated, with an effective date of MAY 1, 2000.


FARM BUREAU LIFE INSURANCE COMPANY
WEST DES MOINES, IOWA

Date:          Aug. 3, 2000
            ---------------------------------------

By:            /s/ JoAnn Rumelhart
            ---------------------------------------

               JoAnn Rumelhart
Title:         Exec. V.P. & General Manager
            ---------------------------------------

Witness:       /s/ Paul Grinvalds
            ---------------------------------------
               Paul Grinvalds
               Vice President - Life Administration

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
ORLANDO, FLORIDA

Date:          August 3, 2000
            ---------------------------------------

By:            /s/ Gary L. Gray
            ---------------------------------------

Title:         Vice President
            ---------------------------------------

Witness:       Jean M. Fay
            ---------------------------------------


                                                           ...END OF ARTICLE XII

                                   ADDENDUM I

                          TO THE REINSURANCE AGREEMENT

                                     BETWEEN

                       FARM BUREAU LIFE INSURANCE COMPANY
                  (Referred to in this Addendum as the Company)

                                       AND

                  HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
                 (Referred to in this Addendum as the Reinsurer)


This Addendum is to be attached to and made a part of the Facultative YRT Reinsurance Agreement which became effective May 1, 2000, and this Addendum shall become effective for policies issued on and after October 1, 2001. All other provisions of the Reinsurance Agreement not in conflict with the provisions of this Addendum will remain unchanged.

                                   SCHEDULE A

                        RETENTION AND REINSURANCE LIMITS

Part I   Business Covered

         The preceding limits apply to all insured lives whose surnames begin with the letters A through Z inclusive, for residents of the United States only, on the Company's Traditional Last Survivor Life plan.

                                   SCHEDULE D

                            REINSURANCE PREMIUM RATES

Part I   Life

         The basis for calculating the premiums for this coverage will be determined according to the amount reinsured with the Reinsurer per insured risk, and the appropriate life YRT rates per thousand. Attached is the basis for determining these rates.


                                                                 FACULTATIVE YRT
                                                                      HA-FBLI-02
                                                                      ADDENDUM I

SEPTEMBER 27, 2001

Last Survivor YRT rates will be calculated as follows

First year rates are 0.

Renewal year rates equal $.25 per 1000 added to the Frasierized last survivor rates based on Individual life rates for each of the two lives determined as follows.

            TRADITIONAL LIFE LAST SURVIVOR CLASS MULTIPLES
            ----------------------------------------------
            Super Preferred Non Tobacco                 40%
            Preferred Non Tobacco                       45%
            Non Tobacco                                 55%
            Preferred Tobacco                           80%
            Tobacco                                    105%

            A) These multiples apply to the Society of Actuaries 1975-80 Basic mortality table: Male/Female, Age Last Birthday, issue ages 18 through 85.

            B)   Policy Fee - None.

                                    EXECUTION

In witness of the above, this Addendum is signed in duplicate at the dates and places indicated, with an effective date of OCTOBER 1, 2001.


FARM BUREAU LIFE INSURANCE COMPANY
WEST DES MOINES, IOWA

Date:          October 29, 2001
            ---------------------------------------

By:            /s/ JoAnn Rumelhart
            ---------------------------------------

               JoAnn Rumelhart
Title:         Exec. V.P. & General Manager
            ---------------------------------------

Witness:       /s/ Paul Grinvalds
            ---------------------------------------


HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
ORLANDO, FLORIDA

Date:          November 5, 2001
            ---------------------------------------

By:            /s/ Gary L. Gray
            ---------------------------------------

Title:         Vice President
            ---------------------------------------

Witness:       Jean M. Fay
            ---------------------------------------

                                   ADDENDUM II

                          TO THE REINSURANCE AGREEMENT

                                     BETWEEN

                       FARM BUREAU LIFE INSURANCE COMPANY
                  (Referred to in this Addendum as the Company)

                                       AND

                  HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
                 (Referred to in this Addendum as the Reinsurer)

This Addendum is to be attached to and made a part of the Facultative YRT Reinsurance Agreement which became effective May 1, 2000, and this Addendum shall become effective for policies issued on and after March 1, 2002. All other provisions of the Reinsurance Agreement not in conflict with the provisions of this Addendum will remain unchanged.

                                   SCHEDULE D

                            REINSURANCE PREMIUM RATES

Part I   Life

         The basis for calculating the premiums for this coverage will be determined according to the amount reinsured with the Reinsurer per insured life, and the appropriate life rates, multiplied by the applicable percentages listed below:

         UL, VUL, AND LSVUL MULTIPLES
         ----------------------------
         Super Preferred Non Tobacco          40%
         Preferred Non Tobacco                45%
         Non Tobacco                          55%
         Preferred Tobacco                    80%
         Tobacco                             105%

         A) These multiples apply to the Society of Actuaries 1975-80 Basic mortality table: Male/Female, Age Last Birthday, issue ages 18 through 85.

         B)   Policy Fee - None.


                                                                 FACULTATIVE YRT
                                                                      HA-FBLI-02
                                                                     ADDENDUM II

MAY 6, 2002

                                    EXECUTION

In witness of the above, this Addendum is signed in duplicate at the dates and places indicated, with an effective date of MARCH 1, 2002.


FARM BUREAU LIFE INSURANCE COMPANY
WEST DES MOINES, IOWA

Date:          May 14, 2002
            ---------------------------------------

By:            /s/ JoAnn Rumelhart
            ---------------------------------------

               JoAnn Rumelhart
Title:         Exec. V.P. & General Manager
            ---------------------------------------

Witness:       /s/ Paul Grinvalds
            ---------------------------------------
               Paul Grinvalds
               Vice President - Life Administration


HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
ORLANDO, FLORIDA

Date:          June 7, 2002
            ---------------------------------------

By:            /s/ Gary L. Gray
            ---------------------------------------

Title:         Vice President
            ---------------------------------------

Witness:       Jean M. Fay
            ---------------------------------------

                                   AMENDMENT I

                          TO THE REINSURANCE AGREEMENT

                                     BETWEEN

                       FARM BUREAU LIFE INSURANCE COMPANY

                                       AND

                  HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

This Amendment is to be attached to and made a part of the Facultative YRT Reinsurance Agreement, which was executed effective May 1, 2000. All provisions of the Reinsurance Agreement not in conflict with the provisions of this Amendment will continue unchanged.

                                    ARTICLE I

                             FACULTATIVE REINSURANCE

Article I is hereby deleted with respect to new business for the Traditional Last Survivor Life, Executive Term, Three Year Term, Custom Term, Traditional Life, and the 15 Pay Traditional Life plans.

In witness of the above, this Amendment is signed in duplicate at the dates and places indicated with an effective date of SEPTEMBER 1, 2002.

FARM BUREAU LIFE INSURANCE COMPANY
WEST DES MOINES, IOWA

Date:          Nov. 1, 2002
            ---------------------------------------

By:            /s/ JoAnn Rumelhart
            ---------------------------------------

               JoAnn Rumelhart
Title:         Exec. V.P. & General Manager
            ---------------------------------------

Witness:       /s/ Paul Grinvalds
            ---------------------------------------
               Paul Grinvalds
               Vice President - Life Administration


HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
ORLANDO, FLORIDA

Date:          Nov. 11, 2002
            ---------------------------------------

By:            /s/ Gary L. Gray
            ---------------------------------------

Title.         Vice President
            ---------------------------------------

Witness:       Jean M. Fay
            ---------------------------------------


                                                                 FACULTATIVE YRT
                                                                      HA-FBLI-02
                                                                     AMENDMENT I

REV. OCTOBER 23, 2002

                                  ADDENDUM III

                          TO THE REINSURANCE AGREEMENT

                                     BETWEEN

                       FARM BUREAU LIFE INSURANCE COMPANY
                  (Referred to in this Addendum as the Company)

                                       AND

                  HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
                 (Referred to in this Addendum as the Reinsurer)

This Addendum is to be attached to and made a part of the Facultative YRT Reinsurance Agreement, which was executed effective May 1, 2000, and shall become effective for policies issued on or after SEPTEMBER 1, 2002. All provisions of the Reinsurance Agreement not in conflict with the provisions of this Addendum will continue unchanged.

                                   SCHEDULE A

                        RETENTION AND REINSURANCE LIMITS

Part I         Business Covered

               The preceding limits apply to all insured lives whose surnames begin with the letters A through Z inclusive, for residents of the United States only, on the Company's UL, VUL, and LSVUL plans, including U-Term Life Rider, Universal Waiver of Charges Rider, Guaranteed Insurability Option Rider, and Universal Cost of Living Increase Rider.

Part II        Additional Conditions

               A)       Minimum Cession - $25,000

               B)       Recapture - 20 Years

               C)       Jumbo Limit - $15,000,000

               D)       Currency - U.S. Dollars


                                                                 FACULTATIVE YRT
                                                                      HA-FBLI-02
                                                                    ADDENDUM III

REV. OCTOBER 23, 2002

                                   SCHEDULE C

                           COMMISSIONS AND ALLOWANCES

The allowances for commissions granted for reinsurance amounts, expressed as a percentage of the premium rate charged by the Company, are shown below for the applicable benefit.

Part II

                                                             FIRST YEAR      RENEWAL YEARS
                                                             ----------      -------------
               Universal Waiver of Charges Rider                 75%              10%
               Universal Cost of Living Increase Rider           75%              10%

               NOTE: The above allowances refer to the premium only for the rider. Reinsurance premiums for reinsured amounts arising from exercising the option under these riders will be the YRT rates as contained in the Reinsurance Agreement.

                                    EXECUTION

In witness of the above, this Addendum is signed in duplicate at the dates and places indicated with an effective date of SEPTEMBER 1, 2002.

FARM BUREAU LIFE INSURANCE COMPANY
WEST DES MOINES, IOWA

Date:          Nov. 1, 2002
            ---------------------------------------

By:            /s/ JoAnn Rumelhart
            ---------------------------------------

               JoAnn Rumelhart
Title:         Exec. V.P. & General Manager
            ---------------------------------------

Witness:       /s/ Paul Grinvalds
            ---------------------------------------
               Paul Grinvalds
               Vice President - Life Administration

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
ORLANDO, FLORIDA

Date:          Nov. 11, 2002
            ---------------------------------------

By:            /s/ Gary L. Gray
            ---------------------------------------

Title:         Vice President
            ---------------------------------------

Witness:       Jean M. Fay
            ---------------------------------------